As filed with the Securities and Exchange Commission on February 24, 2004.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              IVANHOE ENERGY INC.
             (Exact name of registrant as specified in its charter)

             YUKON, CANADA                                98-0372143
   (State or other jurisdiction of             (IRS Employer Identification No.)
    incorporation or organization)

                     ______________________________________

                           Suite 654, 999 Canada Place
                   Vancouver, British Columbia, Canada V6C 3E1

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                 Employees' and Directors' Equity Incentive Plan

                            (Full title of the plan)


                                Beverly Bartlett
                               Ivanhoe Energy Inc.
                           Suite 654, 999 Canada Place
                           Vancouver, British Columbia
                                 Canada V6C 2G8
                     (Name and address of agent for service)



                                 (604) 331-9803
          (Telephone number, including area code, of agent for service)
                            ________________________

                                                    COPIES TO:
        Beverly Bartlett                          Andrew J. Foley                          Paul L. Goldman
      Ivanhoe Energy Inc.          Paul, Weiss, Rifkind, Wharton & Garrison LLP             Goodmans LLP
  Suite 654, 999 Canada Place               1285 Avenue of the Americas            355 Burrard Street, Suite 1900
  Vancouver, British Columbia              New York, New York 10019-6064             Vancouver, British Columbia
         Canada V6C 2G8                                                                    Canada V6C 2G8

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                          Proposed Maximum      Proposed Maximum
           Title of                  Amount to be          Offering Price      Aggregate Offering       Amount of
 Securities to be Registered      Registered (1)(2)         Per Share (3)             Price         Registration Fee
--------------------------------------------------------------------------------------------------------------------
 Common Shares, no par value       8,000,000 shares             $2.87              $22,960,000            $2910
--------------------------------------------------------------------------------------------------------------------

(1) This Registration shall, in accordance with Rule 416 under the Securities Act of 1933, as amended, be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Represents additional Common Shares reserved for issuance under the Employees' and Directors' Equity Incentive Plan.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Shares as reported on the Nasdaq Small Cap Market on February 20, 2004, a date within five business days of the filing of this Registration Statement.

                                EXPLANATORY NOTE


         Pursuant to General Instruction E of Form S-8, the registrant, Ivanhoe Energy Inc. (the "Registrant"), is filing this registration statement with respect to the issuance of an additional 8,000,000 Common Shares, no par value (the "Common Shares"), under its Employees' and Directors' Equity Incentive Plan (the "Plan"). On December 8, 2000, the Registrant filed a registration statement (the "Original Registration Statement") on Form S-8 (File No. 333-12976) with respect to the issuance of Common Shares under the Plan. The contents of the Original Registration Statement are hereby incorporated in this registration statement by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS

EXHIBIT           DESCRIPTION
-------           -----------
5.1               Opinion of Lackowicz & Shier, counsel to the Registrant,
                  regarding the legality of the securities being registered hereby

23.1 Consent of Lackowicz & Shier, counsel to the Registrant (included in Exhibit 5.1)

23.2              Consent of Deloitte & Touche LLP

24.1 Power of Attorney (included on signature page of this registration statement)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on February 24, 2004.


                                                 IVANHOE ENERGY INC.



                                                 By:  /s/ Beverly Bartlett
                                                      -------------------------
                                                      Beverly Bartlett
                                                      Corporate Secretary


                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gordon Lancaster and Beverly Bartlett as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated effective February 24, 2004:

     SIGNATURE                                TITLE
     ---------                                -----


/s/ E. Leon Daniel
-------------------------     President, Chief Executive Officer and Director
E. Leon Daniel                (Principal Executive Officer)


/s/ Gordon Lancaster
-------------------------     Chief Financial Officer (Principal Financial and
Gordon Lancaster              Accounting Officer)

     SIGNATURE                                TITLE
     ---------                                -----


/s/ David Martin
-------------------------     Chairman of the Board and Director
David Martin


/s/ Robert M. Friedland
-------------------------     Deputy Chairman and Director
Robert M. Friedland


/s/ John A. Carver
-------------------------     Director
John A. Carver


/s/ R. Edward Flood
-------------------------     Director
R. Edward Flood


/s/ Shun-Ichi Shimizu
-------------------------     Director
Shun-Ichi Shimizu


/s/ Howard Balloch
-------------------------     Director
Howard Balloch


/s/ J. Steven Rhodes
-------------------------     Director
J. Steven Rhodes

                  Pursuant to the requirements to Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on February 24, 2004.


                                                 IVANHOE ENERGY (U.S.A.) Inc.



                                                 By:  /s/ Beverly Bartlett
                                                      -------------------------
                                                      Beverly Bartlett
                                                      Corporate Secretary

                                  EXHIBIT INDEX

EXHIBIT           DESCRIPTION
-------           -----------
5.1               Opinion of Lackowicz & Shier, counsel to the Registrant,
                  regarding the legality of the securities being registered hereby

23.1 Consent of Lackowicz & Shier, counsel to the Registrant (included in Exhibit 5.1)

23.2              Consent of Deloitte & Touche LLP

24.1 Power of Attorney (included on signature page of this registration statement)